UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2010

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Co-Chief Operating Officer

On June 24, 2010, the Company entered into an employment agreement (the "Employment Agreement") with Anthony D. James defining the terms of his employment with the Company as its Co-Chief Operating Officer ("Co-COO"). Under the terms of the Employment Agreement, Mr. James will serve as Co-COO from June 24, 2010 (the "Commencement Date") through June 23, 2013. Thereafter, his term of employment will automatically renew for successive one-year terms unless either party elects not to extend the term as permitted by the Employment Agreement. The Employment Agreement provides that Mr. James will receive an annual base salary of $270,000. Mr. James' primary office location shall be the Company office located at 9009 Carothers Parkway, Suite C, Franklin, TN 37067.

Mr. James is eligible to receive a target bonus of 50% of his base salary pursuant to the Company’s Management Incentive Plan, based upon attainment of pre-established bonus plan target objectives by Mr. James and the Company. Mr. James' actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. James and the Company. Mr. James is also entitled to participate in the benefit programs generally available to Company employees.

If Mr. James' employment is terminated by the Company without cause or by Mr. James for good reason, the agreement provides for payment of a severance benefit equivalent to one year’s annual base salary (at the rate in effect as of the date of termination).

Prior to his appointment as Co-COO, Mr. James, 44, was most recently the Chief Operating Officer for Spheris Inc., a medical transcription compay, from 2006 to April 21, 2010. Prior to that, Mr. James served as the Chief Financial Officer for Spheris Inc. from 2001 to 2006. The Company and its majority shareholder, CBay Inc., purchased substantially all of the assets of Spheris Inc. on April 22, 2010. Mr. James received his bachelor degree in accounting from the University of Northern Iowa.

There are no transactions in which Mr. James has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

A copy of Mr. James' employment agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

June 30, 2010	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between Anthony D. James and MedQuist Inc. dated June 24, 2010